Exhibit 99.1

News Announcement	For Immediate Release

CONTACT:
B. Caroline Beasley, Chief Financial Officer	Joseph N. Jaffoni, Ratula Roy
Beasley Broadcast Group, Inc.	Jaffoni & Collins Incorporated
239/263-5000; email@bbgi.com	212/835-8500 or bbgi@jcir.com

BEASLEY BROADCAST GROUP REPORTS THIRD QUARTER

REVENUE OF $24.4 MILLION AND DILUTED EPS OF $0.06

NAPLES, Florida, October 30, 2009 – Beasley Broadcast Group, Inc. (Nasdaq: BBGI), a large- and mid-size market radio broadcaster, today announced operating results for the three- and nine-month periods ended September 30, 2009 as summarized below:

Summary of Third Quarter and Year-to-date Results

In millions, except per share data	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Net revenue	$24.4	$30.6	$70.6	$91.0
Station operating income (SOI - non-GAAP)	6.9	9.0	19.0	26.4
Operating income*	5.8	6.0	12.3	17.1
Net income*	1.4	2.3	2.1	5.9
Net income per diluted share*	$0.06	$0.10	$0.09	$0.25

*	Operating income, net income and net income per diluted share for the three and nine month periods ended September 30, 2009 reflect a $1.7 million pre-tax gain on the sale of certain Las Vegas radio assets.

The $6.2 million, or 20.1% decline in net revenue during the three months ended September 30, 2009, compared with the same period in 2008 reflects lower net revenue at the Company’s eleven station clusters related to the overall downturn in advertising spending as a result of the weak macro-economic environment. Approximately 66% of the 2009 third quarter revenue decline was related to the Company’s Miami-Fort Lauderdale, Philadelphia and Las Vegas market clusters.

Third quarter 2009 operating income decreased $0.2 million, or 3.4%, compared to the year-ago period primarily reflecting the lower net revenue which more than offset company-wide cost containment measures which collectively resulted in a 24.3% reduction in total operating expenses including an 18.7% reduction in costs of services, an 18.3% reduction in selling, general and administrative (including stock-based compensation) expenses and a 16.2% reduction in corporate general and administrative (including stock-based compensation) expenses. Third quarter 2009, total operating expenses benefited from a $1.7 million gain on the sale of KBET-AM and certain assets used in the operation of radio stations KCYE-FM and KFRH-FM in Las Vegas. Excluding this benefit, 2009 third quarter total operating expenses declined 17.3% compared to the year-ago period.

Third quarter 2009 station operating income (SOI), a non-GAAP financial measure, fell $2.2 million, or 24.1% from the 2008 third quarter as the lower net revenues in the period more than offset an 18.5% decline in station operating expenses. The 2009 third quarter net income and net income per basic

-more-

Beasley Broadcast Group, 10/30/09	page 2

and diluted share reflect a $0.7 million increase in interest expense as a result of increased borrowing costs, the $1.5 million net gain on the sale or disposal of assets and a 15.0% decline in depreciation and amortization expense.

On a same-station basis (comparing stations operated by the Company during the quarter ended September 30, 2009 to those same stations operated by the Company during the quarter ended September 30, 2008, and excluding the contributions from certain Las Vegas radio assets which were divested in August 2009), 2009 third quarter consolidated net revenue was $24.3 million, compared to $30.0 million in the third quarter of 2008, while SOI was $7.1 million, compared to $9.1 million in the same period of 2008.

Please refer to the “Calculation of SOI,” “Reconciliation of SOI to Net Income,” “Calculation of Same Station SOI,” and “Reconciliation of Same Station SOI to Net Income” tables at the end of this announcement for a discussion regarding SOI calculations.

Commenting on the results, George G. Beasley, Chairman and Chief Executive Officer, said, “As anticipated, the radio industry continued to be challenged during the third quarter of 2009 as a result of the economic recession and its ongoing impact on advertising spending. Notwithstanding the current environment, Beasley’s revenue comparisons improved in the third quarter relative to the 2009 first and second quarters, partially reflecting progress in key Beasley markets such as Philadelphia and Fort Myers. The Company also continued to drive significant high margin revenue growth from our interactive initiatives with third quarter revenue from these sources rising approximately 12% from 2008 third quarter levels.

“Reflecting company-wide cost management and operating efficiency programs, Beasley’s third quarter same station SOI margin only declined by approximately 120 basis points when compared to last year. In addition, 2009 third quarter same station SOI margins represent slight improvements over the actual SOI margins recorded in the first two quarters of this year. Importantly, our cost management efforts reflect the current environment and the markets in which we operate, but do not affect the listener experience or our sales and programming efforts.

“While it is difficult to gauge the pace of an economic recovery, we were pleased to see initial improvements in advertiser activity in the third quarter and are confident that Beasley is well positioned to benefit from healthier levels of overall advertiser spending as it occurs as well as political revenue in 2010. Looking forward, with Beasley’s streamlined cost and operating structure and slight improvements already visible in certain distressed markets, we firmly believe that even modest increases in radio advertising spending can result in an overall gain in our operating results.”

Webcast Information

The Company will host a webcast today, October 30, 2009, at 11:00 a.m. ET to discuss its financial results and operations. Interested parties may access the webcast at the Company’s web site at www.bbgi.com. Questions from analysts and institutional investors may be e-mailed to ir@bbgi.com at any time up until 10:00 a.m. ET today. Management will answer as many questions as possible during the webcast. Following its completion, a replay of the webcast can be accessed for five days on the Company’s web site, www.bbgi.com.

Founded in 1961, Beasley Broadcast Group, Inc. is a radio broadcasting company that owns or operates 42 stations (26 FM and 16 AM) located in eleven large- and mid-size markets in the United States.

-more-

Beasley Broadcast Group, 10/30/09	page 3

Definitions

Station Operating Income (SOI) consists of net revenue less station operating expenses. We define station operating expenses as cost of services and selling, general and administrative expenses.

Same-station results, as presented herein, compare stations operated by the Company throughout all periods presented in the following tables. For the three and nine months ended September 30, 2009 and September 30, 2008, same-station results exclude the operating results from KBET-AM and certain assets used in the operation of radio stations KCYE-FM and KFRH-FM in Las Vegas, Nevada, which were divested during the third quarter of 2009.

SOI and same-station SOI are financial measures of performance that are not calculated in accordance with U.S. generally accepted accounting principles, which we refer to as GAAP. We use these non-GAAP financial measures for internal budgeting purposes. We also use SOI to make decisions as to the acquisition and disposition of radio stations. SOI and same-station SOI excludes corporate-level costs and expenses and depreciation and amortization, which may be material to an assessment of the Company’s overall operating performance. Management compensates for this limitation by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of the Company’s operating performance. Moreover, the corresponding amounts of the non-cash and corporate-level costs and expenses excluded from the calculation are available to investors as they are presented on our statements of operations contained in our periodic reports filed with the Securities and Exchange Commission (SEC).

While the Company recognizes that because SOI is not calculated in accordance with GAAP, it is not necessarily comparable to similarly titled measures employed by other companies, SOI is a measure widely used in the radio broadcast industry. Management believes that SOI provides meaningful information to investors because it is an important measure of how effectively we operate our business (i.e., operate radio stations) and assists investors in comparing our operating performance with that of other radio companies. We also believe that providing SOI on a same-station basis is a useful measure of our performance because it presents SOI before the impact of any acquisitions or dispositions completed during the relevant periods. This allows investors to measure the performance of radio stations we owned and operated during the entirety of two operating periods being compared.

Note Regarding Forward-Looking Statements:

Statements in this release that are “forward-looking statements” are based upon current expectations and assumptions, and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as “intends,” “expects,” “expected,” “anticipates” or variations of such words and similar expressions are intended to identify such forward-looking statements. Key risks are described in our reports filed with the SEC including in our Annual Report on Form 10-K for the year ended December 31, 2008. Readers should note that forward-looking statements are subject to change and to inherent risks and uncertainties and may be impacted by several factors, including: a continuation or worsening of the current economic downturn and regulatory changes, the effect of radio station acquisitions or dispositions that we may make, the loss of key personnel, a downturn in the performance of our radio stations, our substantial debt levels and changes in the radio broadcast industry generally. Our actual performance and results could differ materially because of these factors and other factors discussed in the “Management’s Discussion and Analysis of Results of Operations and Financial Condition” of our SEC filings, including but not limited to annual reports on Form 10-K or quarterly reports on Form 10-Q, copies of which can be obtained from the SEC, www.sec.gov, or our website, www.bbgi.com. All information in this release is as of October 30, 2009, and we undertake no obligation to update the information contained herein to actual results or changes to our expectations.

-tables follow-

Beasley Broadcast Group, 10/30/09	page 4

BEASLEY BROADCAST GROUP, INC.

Consolidated Statements of Operations (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008

Net revenue	$24,415,988	$30,571,244	$70,584,484	$90,977,719

Operating (income) expense:
Cost of services (including stock-based compensation and excluding depreciation and amortization) (1) (2)	8,472,663	10,418,913	24,563,186	29,647,257
Selling, general and administrative (including stock-based compensation) (1) (3)	9,074,292	11,104,606	27,066,066	34,908,556

Corporate general and administrative (including stock-based compensation) (4)	1,855,882	2,214,838	6,015,163	7,109,008
Depreciation and amortization	671,678	790,154	2,127,455	2,228,020
Net gain on sale or disposal of assets (5)	(1,496,336)	—	(1,496,336)	—

Total operating expenses	18,578,179	24,528,511	58,275,534	73,892,841
Operating income	5,837,809	6,042,733	12,308,950	17,084,878

Other income (expense):
Interest expense	(2,733,022)	(2,045,164)	(7,528,446)	(6,839,564)
Loss on extinguishment of long-term debt (6)	—	—	(513,642)	—
Other non-operating expenses	(2,997)	(4,434)	(38,072)	(182,084)
Interest income	84,150	85,357	247,270	283,261
Other non-operating income	8,720	(3,477)	31,432	47,617

Income before income taxes	3,194,660	4,075,015	4,507,492	10,394,108
Income tax expense	1,815,482	1,756,332	2,411,508	4,479,861

Net income	$1,379,178	$2,318,683	$2,095,984	$5,914,247

Basic and diluted net income per share	$0.06	$0.10	$0.09	$0.25

Dividends declared per common share	—	$0.05	—	$0.18

Basic common shares outstanding	22,394,474	23,321,964	22,342,409	23,278,141

Diluted common shares outstanding	22,472,127	23,357,867	22,414,579	23,330,994

(1)	We refer to “Cost of services,” and “Selling, general and administrative” together as “station operating expenses” for the “Calculation of SOI” and “Reconciliation of SOI to Net Income” below.

(2)	Includes stock-based compensation of $1,082 for the three months ended September 30, 2008, and $504 and $3,246 for the nine months ended September 30, 2009 and 2008, respectively.

(3)	Includes stock-based compensation of $12,313 and $23,064 for the three months ended September 30, 2009 and 2008, respectively and $49,374 and $121,586 for the nine months ended September 30, 2009 and 2008, respectively.

(4)	Includes stock-based compensation of $222,864 and $349,871 for the three months ended September 30, 2009 and 2008, respectively and $721,919 and $1,135,531 for the nine months ended September 30, 2009 and 2008, respectively.

(5)	Includes a $1.7 million gain on sale of KBET-AM and certain assets used in the operations of KCYE-FM and KFRH-FM in Las Vegas.

(6)	We recorded a loss on extinguishment of long-term debt of $0.5 million related to a credit agreement amendment during the first quarter of 2009.

-more-

Beasley Broadcast Group, 10/30/09	page 5

Selected Balance Sheet Data - Unaudited

(in thousands)

	September 30, 2009	December 31, 2008
Cash and cash equivalents	$5,286	$3,454

Working capital	13,142	13,475

Total assets	249,732	264,636

Long term debt, less current installments	148,801	170,037

Total stockholders’ equity	50,594	47,526

Selected Statement of Cash Flows Data - Unaudited

(in thousands)

	Nine Months Ended September 30,
	2009	2008
Net cash provided by operating activities	$8,585,372	$16,750,306

Net cash provided by (used in) investing activities	14,927,004	(1,200,898)

Net cash used in financing activities	(21,679,842)	(17,116,247)

Net increase (decrease) in cash and cash equivalents	$1,832,534	$(1,566,839)

Calculation of SOI - Unaudited

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Net revenue	$24,415,988	$30,571,244	$70,584,484	$90,977,719

Station operating expenses	(17,546,955)	(21,523,519)	(51,629,252)	(64,555,813)

SOI	$6,869,033	$9,047,725	$18,955,232	$26,421,906

Reconciliation of SOI to Net Income - Unaudited

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
SOI	$6,869,033	$9,047,725	$18,955,232	$26,421,906

Corporate general and administrative	(1,855,882)	(2,214,838)	(6,015,163)	(7,109,008)

Depreciation and amortization	(671,678)	(790,154)	(2,127,455)	(2,228,020)

Net gain on sale or disposal of assets	1,496,336	—	1,496,336	—
Interest expense	(2,733,022)	(2,045,164)	(7,528,446)	(6,839,564)
Loss on extinguishment of long-term debt	—	—	(513,642)	—
Other non-operating expenses	(2,997)	(4,434)	(38,072)	(182,084)
Interest income	84,150	85,357	247,270	283,261
Other non-operating income	8,720	(3,477)	31,432	47,617
Income tax expense	(1,815,482)	(1,756,332)	(2,411,508)	(4,479,861)

Net income	$1,379,178	$2,318,683	$2,095,984	$5,914,247

-more-

Beasley Broadcast Group, 10/30/09	page 6

Calculation of Same-Station SOI - Unaudited

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Reported net revenue	$24,415,988	$30,571,244	$70,584,484	$90,977,719

Divested stations	(143,435)	(527,212)	(700,714)	(1,803,567)

Same-station net revenue	$24,272,553	$30,044,032	$69,883,770	$89,174,152

Reported station operating expenses	$17,546,955	$21,523,519	$51,629,252	$64,555,813
Divested stations	(358,183)	(616,571)	(1,386,354)	(1,836,690)

Same-station operating expenses	$17,188,772	$20,906,948	$50,242,898	$62,719,123

Same-station net revenue	$24,272,553	$30,044,032	$69,883,770	$89,174,152
Same-station operating expenses	(17,188,772)	(20,906,948)	(50,242,898)	(62,719,123)

Same-station SOI	$7,083,781	$9,137,084	$19,640,872	$26,455,029

Reconciliation of Same-Station SOI to Net Income - Unaudited

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Same-station SOI	$7,083,781	$9,137,084	$19,640,872	$26,455,029

Same-station net revenue adjustment	143,435	527,212	700,714	1,803,567

Same-station operating expenses adjustment	(358,183)	(616,571)	(1,386,354)	(1,836,690)

Corporate general and administrative	(1,855,882)	(2,214,838)	(6,015,163)	(7,109,008)

Depreciation and amortization	(671,678)	(790,154)	(2,127,455)	(2,228,020)
Net gain on sale or disposal of assets	1,496,336	—	1,496,336	—
Interest expense	(2,733,022)	(2,045,164)	(7,528,446)	(6,839,564)
Loss on extinguishment of long-term debt	—	—	(513,642)	—
Other non-operating expenses	(2,997)	(4,434)	(38,072)	(182,084)
Interest income	84,150	85,357	247,270	283,261
Other non-operating income	8,720	(3,477)	31,432	47,617
Income tax expense	(1,815,482)	(1,756,332)	(2,411,508)	(4,479,861)

Net income	$1,379,178	$2,318,683	$2,095,984	$5,914,247

#  #  #